UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

REDWOOD MORTGAGE INVESTORS VIII, L.P.,

a California Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On July 11, 2023, Redwood Mortgage Investors VIII, L.P. (“RMI VIII”) sent the following letter to certain limited partners of RMI VIII:

177 Bovet Road Suite 520 San Mateo, CA 94402 (650) 365-5341 www.redwoodmortgageinvestors.com

PLEASE VOTE TODAY

Proposed Dissolution and Plan of Dissolution for Redwood Mortgage Investors VIII, L.P.

July 11, 2023

To Limited Partners of Redwood Mortgage Investors VIII, L.P.:

As of July 7, 2023, limited partners who returned their ballots have voted 94% in favor of the proposed Dissolution and the Plan of Dissolution, but only 23% of the limited partners have taken the few minutes needed to return their ballots.

You are receiving this letter because your votes were not yet processed at the time that this letter was mailed.

YOUR VOTE IS IMPORTANT

On June 6, 2023, all holders of limited partnership interests in Redwood Mortgage Investors VIII, L.P., a California Limited Partnership (“RMI VIII” or the “Partnership”), were mailed via USPS mail a Notice of Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the proposed Dissolution and Plan of Dissolution, a control number and a consent card with a return envelope.

Voting is simple and quick. Choose which works best for you.

•

INTERNET — To place a vote by Internet, please go to http://www.proxyvoting.com/RMI and follow the link to the consent voting website. You will need your unique control number printed on the consent card included in this mailing. Have your consent card available when you access the web page.

•

TELEPHONE — To place a vote by phone, please call (888) 215-6726. At the prompt, please enter the unique control number printed on the consent card included in this mailing. Follow the prompts to place your vote. Have your consent card available when you call.

•	MAIL — Date, sign and mail your consent card, included in this mailing, in the envelope provided as soon as possible.

TAKE ADVANTAGE OF YOUR RIGHT TO VOTE TODAY

If you have misplaced or not received the USPS mailing—you may contact the tabulator, Morrow Sodali LLC, at (800) 662-5200 or rmi.info@investor.morrowsodali.com to request your control number or to resend a new packet. You will need to supply the name of the account, your name and address of record.

If you have any additional questions—contact your financial advisor or contact me (Tom Burwell) or my associates at 650-645-9723 or rmi8consentsolicitation@redwoodmortgage.com

Additional Information and Where to Find It

RMI VIII has filed with the Securities and Exchange Commission (“SEC”) a definitive consent solicitation statement on Schedule 14A, containing a consent card, with respect to its solicitation of votes for the proposed dissolution and Plan of Dissolution of RMI VIII. INVESTORS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RMI VIII AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION. Investors may obtain copies of these documents and other documents filed with the SEC by RMI VIII free of charge through the website maintained by the SEC at www.sec.gov. Copies of the consent solicitation statement and other documents filed by RMI VIII are also available free of charge at Redwood Mortgage Corp.’s website at http://redwoodmortgageinvestors.com under the Closed Offerings tab.

Participants

The general partners of RMI VIII, namely Michael R. Burwell and Redwood Mortgage Corp. and its directors, officers and employees, may be participants in the solicitation of votes with respect to the consent solicitation by RMI VIII. Information about the general partners’ direct or indirect interests, by security holdings or otherwise, is available in RMI VIII’s consent solicitation statement and any amendments or supplements thereto which is available free of charge at the SEC’s website at http://www.sec.gov.